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PROVIDIAN FINANCIAL CORPORATION
Select Financial Data
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                                                           Three Months
                                                              Ended
                                                            March 31                     Year Ended December 31
                                                                       -----------------------------------------------------------
(dollars in thousands)                                         2000        1999       1998        1997       1996        1995
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
a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
    EARNINGS:
       Income before income taxes                           $ 290,497   $  917,425    $ 490,563   $ 311,300   $ 257,251  $ 214,863
       Fixed charges                                          209,430      460,588      254,006     187,843     192,536    160,183
                                                            ----------------------------------------------------------------------

    Earnings, for computation purposes                      $ 499,927   $1,378,013    $ 744,569   $ 499,143   $ 449,787  $ 375,046
                                                            ======================================================================

    FIXED CHARGES:
       Interest on borrowings                               $  18,771   $   92,334    $  42,931   $  18,858   $  49,208   $ 52,732
       Interest on deposits                                   185,887      356,736      204,335     164,252     140,361    105,151
       Portion of rents representative of the                   4,772       11,518        6,740       4,733       2,967      2,300
         interest factor                                    ----------------------------------------------------------------------

    Fixed charges, including interest on deposits,
       for computation purposes                             $ 209,430   $  460,588    $ 254,006   $ 187,843   $ 192,536   $160,183
                                                            ======================================================================

    Ratio of earnings to fixed charges, including
       interest on deposits                                      2.39         2.99         2.93        2.66        2.34       2.34

EXCLUDING INTEREST ON DEPOSITS:
    EARNINGS:
       Income before income taxes                           $ 290,497   $  917,425    $ 490,563   $ 311,300   $ 257,251   $214,863
       Fixed charges                                           23,543      103,852       49,671      23,591      52,175     55,032
                                                            ----------------------------------------------------------------------

    Earnings, for computation purposes                      $ 314,040   $1,021,277    $ 540,234   $ 334,891   $ 309,426   $269,895
                                                            ======================================================================

    FIXED CHARGES:
       Interest on borrowings                               $  18,771   $   92,334    $  42,931   $  18,858   $  49,208   $ 52,732
       Portion of rents representative of the                   4,772       11,518        6,740       4,733       2,967      2,300
         interest factor                                    ----------------------------------------------------------------------

    Fixed charges, excluding interest on deposits,
       for computation purposes                             $  23,543   $  103,852    $  49,671   $  23,591   $  52,175   $ 55,032
                                                            ======================================================================

    Ratio of earnings to fixed charges, excluding
       interest on deposits                                     13.34         9.83        10.88       14.20        5.93       4.90

b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
INCLUDING INTEREST ON DEPOSITS:
    EARNINGS:
       Income before income taxes                           $ 290,497   $  917,425    $ 490,563   $ 311,300   $ 257,251   $214,863
       Fixed charges                                          209,430      460,588      254,006     187,843     192,536    160,183
                                                            ----------------------------------------------------------------------

    Earnings, for computation purposes                      $ 499,927   $1,378,013    $ 744,569   $ 499,143   $ 449,787   $375,046
                                                            ======================================================================

    FIXED CHARGES AND PREFERRED STOCK:
       DIVIDEND REQUIREMENTS
       Interest on borrowings                               $  18,771   $   92,334    $  42,931   $  18,858    $ 49,208   $ 52,732
       Interest on deposits                                   185,887      356,736      204,335     164,252     140,361    105,151
       Portion of rents representative of the                   4,772       11,518        6,740       4,733       2,967      2,300
         interest factor                                    ----------------------------------------------------------------------
    Fixed charges, including interest on deposits,
        for computation purposes                            $ 209,430   $  460,588    $ 254,006   $ 187,843    $192,536   $160,183
    Preferred stock dividend requirements                           -            -            -       1,636       7,397      7,397
                                                            ----------------------------------------------------------------------

    Fixed charges and preferred stock dividend requirements,
       including interest on deposits, for
       computation purposes                                 $ 209,430   $  460,588    $ 254,006   $ 189,479    $199,932   $167,580
                                                            ======================================================================

    Ratio of earnings to fixed charges and preferred stock
       dividend requirements, including interest on deposits     2.39         2.99         2.93        2.63        2.25       2.24

EXCLUDING INTEREST ON DEPOSITS:
    EARNINGS:
       Income before income taxes                           $ 290,497   $  917,425    $ 490,563   $ 311,300    $257,251   $214,863
       Fixed charges                                           23,543      103,852       49,671      23,591      52,175     55,032
                                                            ----------------------------------------------------------------------

    Earnings, for computation purposes                      $ 314,040   $1,021,277    $ 540,234   $ 334,891    $309,426   $269,895
                                                            ======================================================================

    FIXED CHARGES AND PREFERRED STOCK:
       DIVIDEND REQUIREMENTS
       Interest on borrowings                               $  18,771   $   92,334    $  42,931   $  18,858    $ 49,208   $ 52,732
       Portion of rents representative of the                   4,772       11,518        6,740       4,733       2,967      2,300
         Interest factor                                    ----------------------------------------------------------------------
    Fixed charges, excluding interest on deposits,
       for computation purposes                             $  23,543   $  103,852    $  49,671   $  23,591    $ 52,175   $ 55,032
    Preferred stock dividend requirements                           -            -            -       1,636       7,397      7,397
                                                            ----------------------------------------------------------------------

    Fixed charges and preferred stock dividend requirements,
       excluding interest on deposits, for
       computation purposes                                 $  23,543   $  103,852    $  49,671   $  25,227    $ 59,571   $ 62,429
                                                            ======================================================================

    Ratio of earnings to fixed charges and preferred stock
       dividend requirements, excluding interest on deposits    13.34         9.83        10.88       13.28        5.19       4.32

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